SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)

                                  April 9, 2003




                            PERFECT HEALTH CARE CORP.
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             (Exact Name of Registrant as Specified in its Charter)


                                    Nevada
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                 (State or Other Jurisdiction of Incorporation)


           000-30697                             48-1302159
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    (Commission File Number)         (IRS Employer Identification Number)


                  437 N. GRANT STREET, SALT LAKE CITY, UT 84116
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (702) 320-5913
                                                           --------------

                               LOVE CALENDAR, INC.
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         (Former name or former address, if changed since last report)



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ITEM 5  -  OTHER INFORMATION

Forward Stock Split

The Board of Directors of Perfect Health Care Corp. (formerly Love Calendar, Inc.) has adopted a plan of recapitalization whereby its $.001 par value common stock will be forward split 10-for-1, effective April 9, 2003. The par value will remain the same, and an adjustment will be made to the corporation's capital accounts. Love Calendar share certificates presented for reissuance under the Company's Plan of Reorganization that became effective April 7 will automatically be adjusted for the forward split. Shareholders should contact the Company at (702) 320-5913 for instructions on exchanging certificates.


Appointment of New Officer and Director

The Board of Directors has accepted the resignation of Jenifer Ayers and appointed Antoine Jarjour as President and CEO of Perfect Health Care Corp. Mr. Jarjour was also appointed Interim Director to fill a vacancy on the Board until the next annual meeting of shareholders.

For the past five years Mr. Jarjour has served as President of Seen on Screen, Inc.(R), a privately-held specialty retail chain which operates more than sixty company-owned and franchise outlets in shopping malls throughout the U.S. Initially, Mr. Jarjour will devote about half of his working hours to the business of the Company.

Mr. Jarjour will be developing and implementing a new business plan for the Company, marketing discounted health care services to individual consumers and affinity groups. At the earliest practicable date, this Current Report will be amended to provide a complete description of the Company's proposed new business.

Ms. Ayers will remain a Director but will no longer be employed by the Company.



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                                   SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 14, 2003                       PERFECT HEALTH CARE CORP.



                                     By:/s/ Jenifer Ayers
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                                     Jenifer Ayers, President